Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Joseph Cormier	Mark Root
Senior Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports Fourth Quarter and Full Year 2008 Financial Results

Highlights

•	Fourth Quarter 2008 Revenue of $495 million (17% growth), Net Income of $24.6 million (15% growth) and Diluted EPS of $0.69 per share (13% growth) over Fourth Quarter 2007 Results

•	Full Year 2008 Revenue of $1.871 billion (29% growth), Net Income of $90.3 million (34% growth) and Diluted EPS of $2.55 per share (31% growth) over 2007 Results

•	Full Year record contract awards of $2.97 billion; 35% coming from new business awards or expansion on existing contracts

•	Record cash flow from operations of over $127 million for the full year, and net debt of approximately $40 million as of December 31, 2008 down from $157 million as of December 31, 2007

•	Issues initial first quarter and full year 2009 guidance with strong growth in revenue and earnings

FAIRFAX, Virginia – February 25, 2009 - ManTech International Corporation (Nasdaq: MANT), today announced results for the fourth quarter and for the full year ended December 31, 2008, that reflect strong growth in revenues and profitability across our business.

Fourth Quarter 2008 Results

For the fourth quarter of 2008, ManTech reported revenue of $494.7 million, up $72.9 million, or 17%, compared to $421.8 million for the same period in 2007. The results reflect an organic growth rate of 12% based on pro forma revenue for the fourth quarter 2007, which includes the effect of the Emerging Technologies Group (August 2008) and EWA Services (November 2008) acquisitions. Fourth quarter revenue growth was primarily driven by the Company’s support to the nation’s defense initiative both domestically and abroad and the increased level of material acquisitions to support mission-critical programs, such as Countermine and JERRV.

Operating income in the fourth quarter was $41.4 million (8.4% of revenue) up 14% from $36.4 million for the same period in 2007. Net income in the fourth quarter was $24.6 million, up 15%, compared to $21.4 million in the same period in 2007. Diluted earnings per share was $0.69 for the fourth quarter, up 13%, compared to $0.61 for the same period last year.

Full Year 2008 Results

Revenues for the full year 2008 were $1.871 billion, up $423 million, or 29%, over 2007 revenues of $1.448 billion. Revenue growth in 2008 was attributable to new business supporting national security programs for the Department of Defense, Intelligence Community, and Homeland Security related agencies. The results reflect a full year organic growth rate of 18% based on year-over-year pro forma revenue.

Operating income for the full year was $153.4 million (8.2% of revenue), up 35% compared to $113.7 million (7.9% of revenue) in 2007. Net income for the full year was $90.3 million, up 34%, compared to $67.2 million in 2007. Diluted earnings per share was $2.55 for the full year, up 31%, compared to $1.95 for 2007.

“2008 marked our 40th anniversary and was another outstanding year for ManTech where we delivered strong and consistent operating results,” said George J. Pedersen, Chairman of the Board and Chief Executive Officer, ManTech International Corporation. “ManTech is well positioned to continue strong revenue and earnings growth by executing on the opportunities in the defense, intelligence and homeland security communities we serve.”

Contract Awards & Backlog Metrics

ManTech had contract awards of $180 million for the fourth quarter 2008 and $2.97 billion for the full year 2008, with 35% or approximately $1.03 billion coming from new business awards or expansion of existing contracts. ManTech’s reported backlog as of December 31, 2008 was $3.97 billion, up 23% from 2007 and funded backlog was $1.18 billion, up 55% from 2007.

In January 2009, ManTech was awarded a $355 million two-year contract for SOCOM RG 31 and RG 33 support in Iraq and Afghanistan. The award represents an expansion of existing work for ManTech and a new set of systems to support within our global logistics and supply chain management portfolio.

“We are very pleased with our 2008 results and believe the large value of new and expanding business opportunities will allow ManTech to meet our 2009 growth and profit goals,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation.

Cash Flow and Balance Sheet Information

Days Sales Outstanding of accounts receivable, or DSOs, were 74 days as of December 31, 2008. For the year cash flow from operations was over $127 million and net debt at the end of December was approximately $40 million, down $117 million from December 31, 2007 including the funding of the ETG and EWA acquisitions, which totaled $37 million in consideration.

EWA Services Acquisition Completed

The Company closed the EWA Services acquisition on November 28, 2008. EWA Services is a leading provider of information technology, threat analysis and test and evaluation for several Department of Defense agencies. Headquartered in Herndon, VA and founded in 1991, EWA Services is privately held and its largest customer is the Joint Interoperability Test Command, a field activity of the Defense Information Systems Agency. Approximately 100% of EWA Services’ 167 employees have security clearances.

Company Guidance

The Company’s first quarter 2009 and full year 2009 guidance is summarized in the table below. ManTech’s guidance does not include any future acquisitions or divestitures.

(Dollars in millions, except earnings per share amounts)

	1st Quarter 2009	Full Year 2009

Revenue	$485 – $505	$2,100 – $2,200

Net Income	$24.6 – $25.6	$105.5 – $110.6

Diluted Earnings Per Share	$0.68 – $0.71	$2.91 – $3.05

Weighted Average Shares Outstanding	36.0 million	36.3 million

Key Guidance Assumptions

•	Countermine/JERRV revenues of $105 million in the first quarter and at least $450 million for full year 2009

•	Net interest expense of $275,000 in the first quarter and $200,000 for the full year (including interest income anticipated in the third and fourth quarters of 2009)

•	Tax rate of 39.4% for the first quarter and for full year 2009

The Company’s revenue guidance for the first quarter and full year 2009 reflects the continuation of strong business momentum in its core national security and defense business. ManTech’s first quarter 2009 revenue guidance represents total revenue growth of 14% to 19% and pro forma organic revenue growth of 12% to 16%. ManTech’s 2009 full year revenue guidance represents total revenue growth of 12% to 18% and pro forma organic revenue growth of 10% to 16% without any future acquisitions. The organic growth rate is derived by adding 2008 revenue for both ETG and EWA to ManTech’s 2008 annual revenue. The Company’s first quarter 2009 earnings per share range represents 20% to 25% growth over first quarter 2008 and for the full year 2009 represents 14% to 20% growth over 2008.

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss fourth quarter and full year 2008 results and answer questions. Interested parties may access the call by dialing (888) 211-4432 (domestic) or (913) 312-0673 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 8 p.m. today and will remain available through midnight, March 11, 2009. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 8146922. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with approximately 8,000 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, software development services, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, global logistics and supply chain management, and service oriented architectures. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and 40 countries. In 2008, BusinessWeek magazine chose ManTech for its ‘InfoTech 100’ listing representing the best performing tech companies in the world; Forbes.com named ManTech as one of the 400 Best Big Companies in the nation; and A-Space, a Web 2.0 enhanced collaboration tool that ManTech developed for the Intelligence Community was named one of the Top 50 Inventions of the Year by Time magazine. Also in 2008, GI Jobs magazine named ManTech a Top Ten Military Friendly Employer for the third year in a row. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands Except Per Share Amounts)

	December 31,
	2008	2007
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,375	$8,048
Receivables—net	407,248	337,467
Prepaid expenses and other	14,200	19,104

Total Current Assets	425,823	364,619

Property and equipment—net	16,563	14,170
Goodwill	479,516	451,832
Other intangibles—net	78,710	82,976
Employee supplemental savings plan assets	14,771	17,999
Other assets	6,329	5,907

TOTAL ASSETS	$1,021,712	$937,503

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of debt	$44,100	$126,000
Accounts payable and accrued expenses	157,407	100,447
Accrued salaries and related expenses	75,121	61,429
Billings in excess of revenue earned	8,451	8,334

Total Current Liabilities	285,079	296,210

Debt—net of current portion	—	39,000
Accrued retirement	15,930	18,973
Other long-term liabilities	7,769	7,848
Deferred income taxes—non-current	32,398	24,167

TOTAL LIABILITIES	341,176	386,198

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 21,765,004 and 20,474,379 shares issued at December 31, 2008 and 2007; 21,521,964 and 20,231,339 shares outstanding at December 31, 2008 and 2007	218	205
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,958,345 and 14,279,813 shares issued and outstanding at December 31, 2008 and 2007	140	143
Additional paid-in capital	336,454	297,827
Treasury stock, 243,040 shares at cost at December 31, 2008 and 2007	(9,114)	(9,114)
Retained earnings	352,978	262,686
Accumulated other comprehensive loss	(140)	(147)
Unearned Employee Stock Ownership Plan shares	—	(295)
TOTAL STOCKHOLDERS’ EQUITY	680,536	551,305

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,021,712	$937,503

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Dollars In Thousands Except Per Share Amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

REVENUES	$494,709	$421,754	$1,870,879	$1,448,098
Cost of services	410,143	353,861	1,565,198	1,214,150
General and administrative expenses	43,196	31,453	152,323	120,244

OPERATING INCOME	41,370	36,440	153,358	113,704
Interest expense	(405)	(1,680)	(3,978)	(5,103)
Interest income	101	155	812	1,261
Other (expense) income, net	122	1	(233)	263

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	41,188	34,916	149,959	110,125
Provision for income taxes	(16,589)	(13,536)	(59,667)	(42,798)

INCOME FROM CONTINUING OPERATIONS	24,599	21,380	90,292	67,327
(Loss) from operations of discontinued component, net of taxes	—	—	—	(458)
Gain on sale of discontinued operation, net of taxes (sold to CEO)	—	—	—	338

(Loss) from discontinued operations, net of taxes	—	—	—	(120)

NET INCOME	$24,599	$21,380	$90,292	$67,207

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.69	$0.62	$2.58	$1.97
(Loss) from discontinued operations, net of taxes	—	—	—	—

Class A basic earnings per share	$0.69	$0.62	$2.58	$1.97

Weighted average common shares outstanding	21,470	20,064	20,982	19,683

Class B common stock
Income from continuing operations	$0.69	$0.62	$2.58	$1.97
(Loss) from discontinued operations, net of taxes	—	—	—	—

Class B basic earnings per share	$0.69	$0.62	$2.58	$1.97

Weighted average common shares outstanding	13,958	14,346	14,046	14,431

DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.69	$0.61	$2.55	$1.95
(Loss) from discontinued operations, net of taxes	—	—	—	—

Class A diluted earnings per share	$0.69	$0.61	$2.55	$1.95

Weighted average common shares outstanding	21,821	20,522	21,413	20,102

Class B common stock
Income from continuing operations	$0.69	$0.61	$2.55	$1.95
(Loss) from discontinued operations, net of taxes	—	—	—	—

Class B diluted earnings per share	$0.69	$0.61	$2.55	$1.95

Weighted average common shares outstanding	13,958	14,346	14,046	14,431

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Year Ended December 31,
	2008	2007
	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$90,292	$67,207
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	—	458
Gain on sale of discontinued operation, net of tax	—	(338)
Unrealized loss (gain) on warrants	—	76
Stock-based compensation	6,626	6,706
Excess tax benefits from the exercise of stock options	(6,446)	(2,374)
Deferred income taxes	8,157	284
Depreciation and amortization	17,323	14,244
Change in assets and liabilities—net of effects from acquired and disposed businesses:
Receivables-net	(62,513)	(45,275)
Prepaid expenses and other	(223)	5,498
Accounts payable and accrued expenses	59,888	16,350
Accrued salaries and related expenses	11,768	(143)
Billings in excess of revenue earned	85	(158)
Accrued retirement	(3,043)	2,120
Other	5,352	231

Net cash flow from operating activities of continuing operations	127,266	64,886
Net cash flow from discontinued operations	—	(1,562)

Net cash flow from operating activities	127,266	63,324

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,050)	(2,721)
Proceeds from the sale of property and equipment	—	1,828
Investment in capitalized software for internal use	(2,742)	(2,113)
Proceeds from note receivable	5,126	—
Exercise of GSE warrants	—	(133)
Proceeds from sale of GSE shares	—	600
Acquisition of businesses, net of cash acquired	(36,496)	(275,747)

Net investing cash flow from continuing operations	(39,162)	(278,286)
Net investing cash flow from discontinued operations	—	3,000

Net cash flow from investing activities	(39,162)	(275,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	$22,677	$13,075
Excess tax benefits from the exercise of stock options	6,446	2,374
Excess tax benefit from distribution of shares held in grantor trust	—	8,581
Treasury stock acquired	—	(9,114)
Borrowing under line of credit, non-current	—	39,000
Net (decrease) increase in borrowing under lines of credit, net of associated origination fees	(120,900)	124,584

Net cash flow from financing activities	(91,777)	178,500

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,673)	(33,462)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,048	41,510

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,375	$8,048

###